Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders,

Cadmus Communications Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cadmus Thrift Savings Plan, of our report dated July 30, 2004, with respect to the consolidated financial statements of Cadmus Communications Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2004, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

Richmond, VA November 8, 2004	/s/ Ernst & Young LLP